EXHIBIT 99.1

FOR IMMEDIATE RELEASE

IMPORTANT VOTING ADVISORY FOR JUNE 4, 2015 ANNUAL MEETING
Only WHITE proxy card votes will be counted in director election

BUFFALO GROVE, Ill.--(BUSINESS WIRE)--Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today issued the following important voting advisory for its Annual Meeting of Stockholders scheduled for June 4, 2015.
Essex stockholders intending to vote for the election of directors at the 2015 Annual Meeting by the granting of a proxy should note that only votes for directors cast on the Company's WHITE proxy card will be counted at the Annual Meeting. Votes for directors cast on any other proxy card, including the gold proxy card solicited by Lee Keddie and Kevin Casey, will not be counted.
Accordingly, to exercise your right as a stockholder to vote for nominees for director at the Annual Meeting, you should sign, date and return the WHITE proxy card included with the Company's proxy statement mailed to you on or about April 30, 2015. You should disregard any other proxy cards you may have received or may receive in the future, including Messrs. Keddie's and Casey's gold proxy card, purporting to allow you to vote for nominees for director at the Annual Meeting, as all other proxy cards are invalid for use, and will not be accepted, in the director election at the Annual Meeting.
The Company's Proxy Statement and our 2014 Annual Report on Form 10-K to Stockholders are available at:
http://www.viewproxy.com/essexrental/2015

If you have any questions or require assistance in voting your WHITE proxy card, please contact our proxy solicitor, Alliance Advisors LLC, at:

Alliance Advisors LLC
www.allianceadvisorsllc.com
200 Broadacres Dr # 3,
Bloomfield, NJ 07003
(973) 655-9200

EXHIBIT 99.1

About Essex Rental Corp.
Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

CONTACT:
Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
OR
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexrental.com